EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our report dated January 16, 1997, appearing in the Annual Report on Form 10-K of Republic Bancorp Inc. for the year ended December 31, 1996 and into the following registration statements:

                           No. 33-55336 on Form S-8

                           No. 33-55304 on Form S-8

                           No. 33-62508 on Form S-8

                           No. 33-61842 on Form S-3



/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

March 28, 1997
Detroit, Michigan